Exhibit 11

December 14, 2022

RAD Diversified REIT, Inc.

211 North Lois Avenue
Tampa, Florida 33609

RE: RAD Diversified REIT, Inc. | 2021 & 2020 Audited Financial Statements

Dear Sir/Madam,

Kho & Patel, CPAs hereby provide consent to RAD Diversified REIT, Inc. and its attorney to use our audited financial statement report for the years ended December 31, 2021 & 2020 to file with the U.S. Securities and Exchange Commission. Please contact us directly at (909) 971-1000 x207 should you have any questions or need further clarification. Thank you.

KHO & PATEL

A Professional Corporation

/s/ Douglas E. Faulkner, Jr., CPA
Douglas E. Faulkner, Jr., CPA